UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-56220 (Commission File Number)	84-3986354 (IRS Employer Identification No.)

2030 Powers Ferry Road SE, Suite 212,

Atlanta, Georgia 30339

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2022, Bitmine Immersion Technologies, Inc. (the “Company”) agreed to convert all of the principal and interest owed under a Line of Credit Agreement with Innovative Digital Investors Emerging Technology, L.P.(“IDI) into shares of Series A Convertible Preferred Stock with a stated value equal to the principal and interest converted. The conversion resulted in the conversion of $3,039,662 of indebtedness into 303,966 shares of Series A Convertible Preferred Stock. IDI is a limited partnership controlled by Jonathan Bates, the Company’s Chairman, and Raymond Mow, the Company’s Chief Financial Officer and a Director.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On August 31, 2022, the Company issued 303,966 shares of Series A Convertible Preferred Stock to satisfy $3,039,662 of indebtedness owed to IDI. See Item 1.01. IDI is a limited partnership controlled by Jonathan Bates, the Company’s Chairman, and Raymond Mow, the Company’s Chief Financial Officer and a Director. The shares were issued pursuant to the exemption from registration under the Securities Act of 1933 provided by Section 4(a)(2) thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

On August 29, 2022, the Company filed an Amended and Restated Certificate of Incorporation (“A&R COI”). On August 31, 2022, filed a Certificate of Designation to authorize its Series A Convertible Preferred Stock. Both the A&R COI and the Certificate of Designation may be deemed to modify the rights of the Company’s common stock. See Item 5.03 for a more complete description of the terms of the A&R COI and the Certificate of Designation.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)     On August 29, 2022, the Company filed an Amended and Restated Certificate of Incorporation (the “A&R COI”) with the Delaware Secretary of State. The A&R COI made the following changes to the Company’s prior Certificate of Incorporation (the “Prior COI”):

•	The A&R COI authorizes the Company to issue up to 20,000,000 shares of preferred stock, par value $0.0001 per share, with such rights and terms that the board of directors may approve from time to time, whereas the Prior COI did not authorize the Company to issue any preferred stock;

•	The A&R COI provides that special meetings of stockholders may be called by the chairman of the board of directors, the chief executive officer or a majority of the board of directors. The Prior COI was governed by the default provisions of the Delaware General Corporate Law (“DGCL”) in regard to special meetings of stockholders, which only provides that special meetings can be called by the board of directors.

•	The A&R COI provides that the liability of directors shall be limited to the maximum extent permitted by Delaware law. The Prior COI did not address the issue of director liability.

•	The A&R COI provides that the directors and officers shall be indemnified against action, suit or proceeding asserted against the director or officer by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Company in such capacity with another entity. The Prior COI did not address the issue of director and officer indemnification.

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•	The A&R COI provides that Court of Chancery in the State of Delaware shall be the exclusive forum for any stockholder that brings a derivative action on behalf of the Company, any claim for breach of fiduciary duty owed by any director, officers or employee of the Company, any action asserting a breach of the A&R COI or Delaware corporate law, or any action asserting a claim governed by the internal affairs doctrine. The Prior COI did not contain any provision addressing the jurisdiction of claims against the Company or brought on behalf of the Company.

•	The A&R COI contains various provisions that relate to the election or appointment of directors, and do not represent in any change in the manner in which directors may be elected or appointed under the Prior COI.

•	The A&R COI provides that the bylaws may be amended or repealed at any time by vote of a majority of the board of directors, or the vote of stockholders, provided that the required vote of stockholders shall be 50% of the shares entitled to vote if the board of directors recommends that stockholders approve the amendment or repeal, and otherwise the required vote shall be 75% of the shares entitled to vote. The Prior COI did not address the vote required for stockholders to approve an amendment or repeal of the bylaws, and therefore the matter as governed by the default provisions of the DGCL. This provision does not represent a change to the stockholder vote required to amend or repeal the bylaws where the board of directors recommends the amendment or repeal, but does increase the stockholder vote required where the board of directors does not recommend the amendment or repeal.

•	The A&R COI provides that the A&R COI may be amended or repealed at any time by vote of a majority of the outstanding shares of common stock entitled to vote on the amendment or repeal at a duly called meeting of stockholders called expressly for that purpose, provided that the affirmative vote of not less than 75% of the outstanding shares of common stock shall be required to amend the provisions of the A&R COI that relate to the election of directors, the amendment of the bylaws, meetings of stockholders, limitation of liability and indemnification for officers and directors, the choice of Delaware as the exclusive forum for certain litigation involving the Company, and the provisions relating to the required vote to amend the A&R COI. The Prior COI did not address the vote required to amend the Prior COI, and therefore it was governed by the default provisions of the DGCL, which generally allows amendments if they are approved by a majority of stockholders in attendance at a duly called meeting of stockholders at which a quorum is present.

The foregoing description of the A&R COI is only a summary. Reference is made the A&R COI filed herewith as an Exhibit for the complete terms of the A&R COI.

(b)    On August 31, 2022, the Company filed a Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, which authorized the creation and issuance of up to 500,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred”). Under the Certificate of Designation, the Series A Preferred has the following rights:

Dividends: Each share of Series A Preferred is entitled to receive non-cumulative dividends equal to the amount of dividends that the holder of such share would have received if such share of Series A Preferred were converted into shares of common stock immediately prior to the record date of the dividend declared on the common stock.

Liquidation Preference: The Series A Preferred Stock is entitled to receive, prior to any distribution to any junior class of securities, an amount equal to $10 per share, plus any accrued but unpaid dividends, as a liquidation preference before any distribution may be made to the holders of any junior security, including the common stock.

Voting Rights: Each holder of Series A Preferred Stock shall vote with holders of the common stock upon any matter submitted to a vote of shareholders, in which event it shall have the number of votes equal to the number of shares of common stock into which such share of Series A Preferred Stock would be convertible on the record date for the vote or consent of shareholders. Each holder of Series A Preferred Stock shall also be entitled to one vote per share on each submitted to a class vote of the holders of Series A Preferred Stock.

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Directors: The Series A Preferred Stock has the exclusive right to nominate and vote on two (2) members of the board of directors.

Voluntary Conversion Rights: Each share of Series A Preferred Stock is convertible into that number of shares of common stock equal to the liquidation preference of the Series A Preferred divided by a conversion price of $0.575 per share.

Rank: The Series A Preferred ranks senior to the common stock and any other class or series of preferred stock that may be authorized.

Redemption by Company: The Company may redeem all of the Series A Preferred at any time on twenty days notice by payment of the liquidation preference of the Series A Preferred.

Redemption by the Holders: Any holder of Series A Preferred may request that some or all of its Series A Preferred be redeemed to the extent of 30% of the liquid net assets of the Company in excess of $2 million. To the extent any holder requests redemption under this provision, the Company is required to send a notice to all other Series A Preferred holders, who will be entitled to request redemption of some or all of their shares as well. Each holder is required to redeem at least the lesser of 10,000 shares or the number of shares of Series A Preferred held by the holder.

Redemption on Fundamental Transaction: In the event the Company engages in a fundamental transaction, a majority of the holders of Series A Preferred may require the Company to redeem all of the Series A Preferred at the closing of the transaction.

Right to Participate in Future Fundings: Each holder of Series A Preferred has the right to participate in future capital raising transactions to the extent of its proportionate ownership of the Company on an as converted basis. The right extents to any issuance of common or preferred stock or debt securities convertible into common or preferred stock, except for certain exempted transactions.

Anti-Dilution Protection: The conversion price of the Series A Preferred is subject to reduction to the extent the company issues shares of common stock at a purchase price less than the then current conversion price, (ii) debt or equity securities convertible into common stock at a conversion price less than the then current conversion price, (iii) options or warrants exercisable for common stock at an exercise price less than the then current conversion price, or (iv) options or warrants to purchase convertible debt or equity securities, where the combined exercise and conversion prices would enable the holder to acquire shares of common stock for less than the then current conversion price.

The foregoing description of the Series A Preferred is only a summary. Reference is made the Certificate of Designation filed herewith as an Exhibit for the complete terms of the Series A Preferred.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Item No.	Description
3.1	Amended and Restated Certificate of Incorporation filed August 29, 2022.
3.2	Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock of Bitmine Immersion Technologies, Inc. filed August 31, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: September 6, 2022	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer

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